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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        NOVEMBER 13, 2006
                                                  ------------------------------

                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

           DELAWARE                      001-10346                77-0226211
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


         9485 HAVEN AVENUE, SUITE 100
         RANCHO CUCAMONGA, CALIFORNIA                               91730
         ----------------------------                               -----
   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:       (909) 87-9220
                                                    ----------------------------

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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

(1)      DEBT COMMITMENT LETTER BETWEEN EMRISE CORPORATION AND CITY NATIONAL
         BANK

         On November 14, 2006, City National Bank, a national banking association (the "Lender") orally terminated its Debt Commitment Letter (the "Commitment Letter") with the Company that was entered into on October 11, 2006. A description of the terms and conditions of the Commitment Letter are included below.

(2)      TERMS AND CONDITIONS OF DEBT COMMITMENT LETTER

         On October 11, 2006, the Company executed a debt commitment letter with City National Bank, a national banking association, for the commitment of debt financing from Lender in the aggregate amount of up to $5.0 million (the "Debt Financing"). The Debt Financing was to be used by the Company and its United States subsidiaries for working capital purposes.

         The Debt Financing was to be subject to acceptable documentation, including documentation related to representations, warranties, covenants, default provisions, etc., which were to be in form and substance satisfactory to Lender, Lender's counsel and the Company. The closing of the Debt Financing was to be subject to numerous other conditions as discussed more fully in the Commitment Letter.

         The Debt Financing was to be effective through June 6, 2008 and would have replaced the previous $1.5 million credit facility the Company had with Wells Fargo Bank, N.A. The previous facility expired on October 20, 2006.

         The Debt Financing was to be structured as a $5.0 million formula-based revolving line of credit secured by all of the Company's United States domestic assets. The formula generally provided that outstanding borrowings under the line of credit were not to exceed an aggregate of 85% of eligible accounts receivable (subject to adjustments and subject to limitations based upon concentrations greater than 25%), plus 30% of the value of eligible raw materials and finished goods inventory. Inventory was not to exceed 50% of the outstanding loan balance. At the option of the Company, the interest rate would have been either (i) a floating rate equal to Lender's prime rate, or (ii) a


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fixed rate equal to LIBOR plus 2.50%, with terms of 1, 2, or 3 months and minimum increments of $500,000. Lender's prime rate at October 5, 2006 was 8.25%. Interest would have been payable monthly. The outstanding principal balance would have been due June 6, 2008. All amounts owed by the Company to Lender may have been guaranteed by a third party to be determined by Lender prior to the closing of the financing.

         The Debt Financing would have been subject to various financial covenants. All covenants were to be tested on a consolidated basis. The minimum fixed charge coverage ratio and the profitability covenants would also have been tested on a combined basis limited to the Company's United States domestic subsidiaries. The minimum fixed charge coverage ratio of the Company was not to be less than 1.25:1.00, calculated on a rolling four-quarter basis. "Fixed charge coverage ratio" was to be defined as net profit after taxes plus depreciation, amortization and interest expense minus non-financial capital expenditures plus dividends divided by the current portion of long-term debt plus interest expense. The current ratio of the Company was not to be less than 1.50:1.00. The Company was not to sustain a net loss in any two consecutive fiscal quarters. Total liabilities divided by tangible net worth of the Company was not at any time to be greater than 2.00:1.00. Tangible net worth of the Company was not at any time to be less than $11,125,000.

         The revolving Debt Financing would have converted to a $5.0 million "springing" asset based credit facility with advances up to $2.0 million to be available without a borrowing base certificate upon the Company meeting each of the following conditions: (i) audited restated financial statements for the years ended December 31, 2004 and 2005, (ii) audited financial statements for the year ending December 31, 2006 reflecting a loss of no more than $100,000, and (iii) compliance with Lender's financial loan covenants as of the year ending December 31, 2006 and thereafter.

         All of the Company's obligations to its foreign subsidiaries in connection with borrowings made by such subsidiaries would have been subordinated in right of repayment to all obligations of the Company to Lender. The Debt Financing and all other indebtedness of the Company would have been cross-defaulted. Lender would have had the right to approve all acquisitions by the Company.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

(1)      CREDIT FACILITY WITH WELLS FARGO BANK, N.A.

         On November 13, 2006, the Company received a Notice of Default and Demand for Payoff (the "Notice") from Wells Fargo Bank, N.A. relating to the Company's $1.5 million credit facility. CXR Larus Corporation and Emrise Electronics Corporation, each of which is a subsidiary of the Company and a guarantor of the Company's obligations under the credit facility, also received Notices of Default and Demands for Payoff from Wells Fargo Bank, N.A. relating to the credit facility. A brief description of the terms and conditions of the credit facility is included below.

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         The Notice stated that the Company is in default of its obligations under its credit facility due to, among other unspecified things, (i) the Company's failure to deliver to Wells Fargo Bank, N.A. not later than 10 days after and as of the months ended September 30, 2006 and October 31, 2006, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and (ii) the Company's failure to deliver to Wells Fargo Bank, N.A. not later than 30 days after and as of the month ended September 30, 2006, a financial statement of the Company, prepared by the Company, to include a balance sheet, an income statement, and all supporting schedules and footnotes.

         Wells Fargo Bank, N.A. declared immediately due and payable all amounts outstanding under the credit facility, which as of November 13, 2006, were stated by Wells Fargo Bank, N.A. as totaling $1,503,275.30 (the "Delinquent Amount"). Wells Fargo Bank, N.A. demanded payment of the Delinquent Amount by November 20, 2006, together with all accrued and unpaid interest and all costs, fees or expenses incurred by Wells Fargo Bank, N.A. in connection with its demand. In addition, Wells Fargo Bank, N.A. stated that the default rate of interest payable under the credit facility will accrue on the Delinquent Amount from and after November 13, 2006 until all amounts owing thereunder are paid in full. The default rate of interest is currently 12.25%.

         Under the credit facility, the various remedies available to Wells Fargo Bank, N.A. may include various actions to obtain payment of the Delinquent Amount and any other amounts owing under the credit facility, including foreclosing on its security interests in all of the Company's assets ,exercising its rights against the Company's subsidiary guarantors, the exercise of some or all of its other rights, remedies and powers arising under the credit facility, or any combination of the above.

(2)      DESCRIPTION OF CREDIT FACILITY

         On August 25, 2005, the Company, together with two subsidiaries, CXR Larus Corporation (formerly CXR Telcom Corporation) and Emrise Electronics Corporation, acting as guarantors, obtained a credit facility from Wells Fargo Bank, N.A. for the Company's domestic operations. As guarantors, each of CXR Larus Corporation and Emrise Electronics Corporation are jointly and severally liable with the Company for obligations under the credit facility. The credit facility was initially for the amount of $9.0 million and was initially to be effective through September 1, 2006.

         On September 19, 2006, the Company entered into a Third Amendment to Credit Agreement entered into as of September 1, 2006 with Wells Fargo Bank, N.A. (the "Amendment"). The Amendment provided for the waiver by Wells Fargo Bank, N.A. of certain violations of financial covenants in the Company's credit facility with Wells Fargo Bank, N.A. The Amendment also provided for the reduction in the amount of the credit facility from $9.0 million to $1.5 million and limited borrowings to 80% of eligible accounts receivable. On September 19, 2006, the Company executed a Revolving Line of Credit Note dated September 1, 2006 in favor of Wells Fargo Bank, N.A. (the "Note"). The Note is substantially the same as the note initially executed in connection with the Company's credit facility, except that the Note is in the amount of $1.5 million, whereas the initial note was in the amount of $9.0 million, and the maturity date of the Note was October 1, 2006, whereas the initial note matured on September 1, 2006. On October 9, 2006, the Company executed a letter agreement dated October 1, 2006 with Wells Fargo Bank, N.A. extending the maturity date of the Note to October 20, 2006.

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ITEM 8.01         OTHER EVENTS.

(1)      FORBEARANCE AGREEMENT WITH WELLS FARGO BANK, N.A.

         The Company is in the process of negotiating a forbearance agreement with Wells Fargo Bank, N.A. whereby Wells Fargo Bank, N.A. is expected to agree not to exercise its rights under the Notice, as described above, through December 1, 2006, provided that (i) the Company provides all required financial statements and reports, the failure to provide which was the basis for the Notice, (ii) the Company pays a forbearance fee of $1,600, (iii) the Company abides by all of the terms of the existing loan documents related to its credit facility with Wells Fargo Fargo Bank, N.A. The forbearance agreement will be subject to final documentation and the Company cannot provide any assurances that it will be successful in negotiating or entering into the forbearance agreement.

(2)      CREDIT FACILITY WITH WELLS FARGO BUSINESS CREDIT

         The Company is also in the process of negotiating a new credit facility with Wells Fargo Bank, N.A. acting thorough its Wells Fargo Business Credit operating division. The Company believes that the new credit facility, which is expected to be a 3-year credit facility and provide at least $5 million of revolving credit at an annual interest rate equal to the prime rate plus 1.0%, will be sufficient to meet its domestic financing needs. The Company believes that the new credit facility will provide for a higher advance rate on both receivables and inventories than its previous Wells Fargo Bank credit facility and will provide the Company with greater flexibility and financing for domestic acquisitions when complemented with financing support through the Company's foreign credit sources in Europe. The Company believes that it will be able to complete the documentation of its credit facility and secure its financing with Wells Fargo Business Credit prior to the expiration of the forbearance term provided by Wells Fargo Bank, N.A., as discussed above. The Company expects that a portion of the proceeds from this new credit facility will be used to repay amounts owing to Wells Fargo Bank, N.A. under its current credit facility. The Company cannot, however, provide any assurances that it will be successful in negotiating or entering into a new credit facility.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
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                  None.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  None.

         (c)      Exhibits.
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                  Number   Description
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                  None.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2006                      EMRISE CORPORATION


                                              By:  /S/ CARMINE T. OLIVA
                                                   -----------------------------
                                                       Carmine T. Oliva
                                                       Chief Executive Officer

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